Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 19, 2018 (September 19, 2018 as to the effects of the segment change described in Notes 4 and 15) relating to the consolidated financial statements reporting of Roadrunner Transportation Systems, Inc. and subsidiaries appearing in Roadrunner Transportation Systems, Inc.’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-227428), and our report on the effectiveness of Roadrunner Transportation Systems, Inc. and subsidiaries’ internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Roadrunner Transportation Systems, Inc. and subsidiaries’ internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K of Roadrunner Transportation Systems, Inc. for the year ended December 31, 2017, and the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 27, 2018